Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

We consent to the use in this Amendment No. 2 to the Registration Statement on Form S-4 (Registration Statement No. 333-146249) (the “Registration Statement”) of Virginia Financial Group, Inc. and subsidiaries of our report dated February 16, 2006 relating to our audits of the consolidated financial statements and internal control over financial reporting, which is part of this Registration Statement.

We also consent to the reference to our firm under the caption “Experts” in such Registration Statement.

/s/ Yount, Hyde & Barbour, P.C.

Winchester, Virginia
November 14, 2007